UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive proxy statement

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AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contact:	Abhey Lamba, 415-547-3502
Email:	abhey.lamba@autodesk.com

Contact:	Stacy Doyle, 503-330-6115
Email:	stacy.doyle@autodesk.com

AUTODESK, INC. ANNOUNCES MOVE TO VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

SAN RAFAEL, Calif., JUNE 8, 2020— Autodesk, Inc. (NASDAQ: ADSK) today announced that its 2020 Annual Meeting of Stockholders scheduled for Thursday, June 18, 2020, at 3:00PM., Pacific Time, will be conducted virtually due to COVID-19. Consistent with Autodesk’s previous notification, the virtual meeting will take place only at www.virtualshareholdermeeting.com/ADSK2020 and stockholders will have the opportunity to listen to the meeting, submit questions, and vote online.

As described in the proxy materials for the Annual Meeting, stockholders as of the close of business on April 22, 2020, the record date, are entitled to participate in the Annual Meeting.

Stockholders can participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADSK2020 and entering the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability previously received by stockholders. Stockholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website.

All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form and notice of internet availability that were previously distributed already reflect the possibility of a change in meeting format and may continue to be used to vote shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action. For more information, please call Autodesk Investor Relations at 415-507-6373.

About Autodesk

Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2020 Autodesk, Inc. All rights reserved.